Exhibit 10.9


                              AMENDED AND RESTATED
                          AGREEMENT AND GENERAL RELEASE

         This Amended and Restated Agreement and General Release (the "Agreement") is made between Bank West Financial Corporation, a Michigan corporation, Bank West, a Michigan savings bank, both with offices at 2185 Three Mile Road, NW, Grand Rapids, MI 49544-1451 (collectively called the "Employer") and Paul W. Sydloski, whose address is 6941 Pinehurst Lane NE, Rockford, MI 49341 (the "Employee").

                               Factual Background

         Employer and Employee are parties to an Employment Agreement dated March 30, 1995 (the "Employment Agreement"). Since that time, Employee has been and is now in the employ of Employer. Employer currently does not intend to extend the Employment Agreement with Employee beyond March 29, 2000 expiration date. Employer and Employee desire to mutually terminate the Employment Agreement upon the terms and conditions of this Agreement. With the exception of the acceptance and revocation terms set forth in Section 17(e), the terms and conditions of this Agreement amend and replace the terms and conditions of the Agreement and General Release offered by Employer on February 3, 1999.

                                    Agreement

         NOW,   THEREFORE,   in  consideration  of  the  mutual  agreements  and
commitments contained in this Agreement, the parties agree as follows:

         1. Termination of Employment. Employee agrees to terminate and resign from his employment with Employer effective as of the close of business on March 4, 1999 (the "Separation Date"). Employee acknowledges and agrees that he has the option to remain employed with Employer until the Employment Agreement expires on March 29, 2000, but is choosing to voluntarily terminate his employment pursuant to this Agreement. As soon as reasonably practicable after the Separation Date, Employer will reimburse Employee for an reimbursable business expenses incurred through the Separation Date, in accordance with Employer's expense reimbursement policies. No expenses incurred beyond the Separation Date shall be reimbursed by the Employer.

         2. Effect of Recission or Non-Acceptance. Employer acknowledges and agrees that should Employee choose to rescind this Agreement pursuant to Section 17(e), or choose not to accept this Agreement, Employee may remain employed with Employer in accordance with the terms of the Employment Agreement.

         3. Severance Pay. Employer shall pay Employee severance pay of $225,000 in the following manner. Employee shall pay Employee 52 equal installments of $4,326.92 commencing March 19, 1999 and continuing every other Friday of each month after that until March 2, 2001, payment shall be the last payment to Employee by Employer and following that payment the severance pay shall be considered paid in full.

         4. Withholding. Employer shall withhold from the payments to Employee under this Agreement any and all applicable withholding, payroll, and other taxes and similar charges as required by law, as well as appropriate Employee deductions or contributions to continuing employee benefit plans.

         5. Termination of Employment Agreement. The Employment Agreement shall be terminated as of the Separation Date and shall be superseded in all respects by this Agreement.

         6. Termination of Certain Employee Benefits. Except as specifically stated in this Agreement, at the close of business on the Separation Date, Employee shall no longer be a participant in nor receive the benefits of any

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
pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employer.

         7. Employee Benefit Continuation. Commencing March 5, 1999, and continuing for 12 months thereafter, Employee shall continue to receive medical and dental coverage under Employer's Comprehensive Health Insurance Plan under the same terms as were provided to Employee by Employer as of the Separation Date. Employee is not waiving his right to continue to be eligible for coverage for an additional six (6) months beyond the term stated above, subject, however, to Employee's continued timely payment of the full COBRA rate to continue coverage during that six month period.

         8. News Release. Employer shall issue a news release announcing Employee's resignation. Employer agrees to consult with Employee regarding the content and presentation of the news release.

         9.       Other Plans.

                                    (a) Defined Benefit Pension Plan. Employee's
                  service credit under the Defined Benefit Pension Plan for employees of Employer will cease accruing effective with the Separation Date.

                                    (b) Life  Insurance.  Employee or Employee's
                  spouse owns a life insurance policy on Employee's life in the amount of $300,000. Employer has been paying the premium on this policy. Effective with the Separation Date, Employer will no longer make the premium payments on this policy and the policy shall become the sole responsibility of Employee. Employer agrees to assign all rights in the policy to Employer and/or Employee's spouse.

         10. Other Employer Property. On or before the Separation Date, Employee shall return any credit cards, telephone cards and similar items provided by Employer and any other property of the Employer in his possession.

         11. Surrender of Confidential Information. Employee shall promptly surrender to the Employer any and all records, files, correspondence, reports and computer disks relating to the Employer's operations, maintenance, products, marketing, research and development, production and general business plans and schedules, production specifications, individual customer specifications, individual customer pricing policies, accounts receivable information, accounting and financial information such as costs and profit margins, as well as the Employer's methods of production, maintenance, distribution, sales, sources of supply, customers, customer lists, customer quotes, customer needs, customer complaints, customer products and potential products or uses of the Employer's products, and confidential price characteristics and policies in his possession.

         12. Utmost and Continued Good Faith. The parties agree to utilize the utmost good faith in performing their respective obligations under this Agreement. Neither party shall take any action or make any statement reasonable calculated to adversely affect the other party's financial well-being or to disparage, damage, injure, impugn the integrity or reputation, or call into question the character, of the other party, including in the case of Employer, its affiliates, subsidiaries, officers, directors, agents, employees, successors and assigns. Employee agrees to cooperate in any way possible with Employer during any current or pending transition of management, with Employer and Employer's attorneys as a witness, party or in any other capacity, in any pending litigation (including but not limited to Cowles v. Bank West), and in any pending or future regulatory inquiries or examinations of Employer's operations. Employer shall reimburse Employee for mileage (31 cents/mile), telephone, photocopying and postage expenses reasonably incurred in so doing. The foregoing shall not be deemed to prohibit either party from instituting formal legal proceedings to enforce the obligations of the other party under this Agreement.

         13. Proprietary Information. Employee agrees that he shall treat as confidential, and shall not under any circumstances disclose, or use for his own advantage or benefit, any confidential information and confidential documents relating in any way to the business affairs of the Employer of which he may currently have knowledge or


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
of which he had knowledge during the course of his employment. For purposes of this Agreement, the terms "confidential information" and "confidential documents" shall include but not limited to, all employee data including salary information, customer lists, inventions, designs, research and development plans, product and business plans, budget and strategy plans, trade secrets, and other proprietary information.

         14. Non-Competition. Employee agrees that for a period of two years following the Separation Date he will not solicit, without Employer's consent, any person who was an employee of the Company at any time during the one-year period immediately preceding the termination of the Employee's employment.

         15. No Disclosure of Agreement. Employee agrees not to disclose, either directly or indirectly, any information whatsoever regarding the terms and conditions of this Agreement to any person other than to Employee's attorney, accountant, or spouse. Employee agrees to inform such attorney, accountant, or spouse of the confidentiality of such information.

         16. No Re-employment. Employee shall not apply in the future for any employment with the Employer or with a subsidiary, division or affiliated entity of such corporation.

         17. Employee's Release.

                  (a) In consideration for the severance payment, benefits and other emoluments specifically itemized in this Agreement, Employee releases and forever discharges Employer, its affiliates, subsidiaries, officers, directors, agents, employees, successors and assigns, from any and all actions, causes of action, suits, claims, charges or complaints which Employee may have or claim to have against any of them as a result of Employee's employment with and/or separation from employment with Employer. Employee further covenants and promises that he will not file or cause to be filed on his behalf any charge, complaint or legal action of any nature before any court or administrative agency to assert any claim against Employer arising out of Employee's employment or separation from employment from Employer.

                  (b) Employee acknowledges that this General Release includes but is not limited to claims arising under federal, state or local laws prohibiting employment discrimination or claims growing out of any legal restrictions on Employer's right to terminate its employees. Employee expressly waives and releases any and all claims or rights to unemployment compensation and any and all claims or rights arising under the Civil Rights Act of 1964 and 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Michigan Elliott-Larsen Civil Rights Act, and the Michigan Handicappers' Civil Rights Act, and all other relevant state and federal statutes. With the exception of any claims arising under this Agreement, this release also includes any claims for costs, interest or attorneys' fees, past and future wages, severance pay, bonuses, unvested pension, profit-sharing, vacation pay, medical insurance, life and disability insurance, and all other benefits resulting from the action or inaction of either of the parties on or before the Separation Date.

                  (c) Employee understands that he is not waiving any rights or claims that may rise after this Agreement is executed, and further understands that the above described consideration is in addition to anything of value to which Employee is already entitled.

                  (d) Employee acknowledges that Employer has advised Employee to consult with an attorney prior to executing this Agreement.

                  (e) Employee understands and has been advised by Employer that Employee is entitled to a period of twenty-one (21) days to consider this Agreement and further that Employee is entitled to revoke this Agreement within seven (7) days after signing this Agreement and that this Agreement shall not become effective or enforceable until the revocation period is expired. Employee agrees that the operative starting date with respect to his


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
rights under this section shall be February 3, 1999, the date the Agreement and General Release was offered by Employer.

                  (f) Employee hereby resigns as a director, officer and employee, and from all other official positions with Employer as of the Separation Date.

         18. Severability. It is agreed that the covenants of this Agreement are severable, and that if any single clause or clauses shall be found unenforceable, the entire Agreement shall not fail but shall be construed and enforced without any severed clauses in accordance with the tenor of this Agreement.

         19. Entire Agreement. This agreement contains the sole and entire agreement between the parties with respect to the subject matter contained in it and is intended to supersede, extinguish, override and terminate any prior agreement or agreements between the parties. The parties acknowledge and agree that non of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery, except such representations as are specifically set forth in the Agreement and each of the parties acknowledges that he or it has relied on his or its own judgment in entering into same. The parties further acknowledge that any prior statements or representations that may have been made by any them to the other with respect to the subject matter of this Agreement are void and of no effect and that none of them has relied on such prior statements or representations in connection with his or its dealing with the other with respect to this Agreement.

         20. Remedies. The parties agree that if there is a breach of this Agreement, the remedies at law will be inadequate and the non-breaching party shall be entitled to see redress by court proceedings in the form of an injunction restraining the breaching party and/or providing for specific performance without any bond or other security being required. The non-breaching party shall also be entitled to such damages as that party may show by appropriate evidence. Nothing in this Agreement shall be construed as preventing the non-breaching party from pursuing, or seeking any damages at law or in equity which it may have, and Employer may, in any event, be entitled upon any breach to terminate any payments remaining to be paid pursuant to the provisions of this Agreement.

         2l. Effective Date. This Agreement shall become effective on the eighth
(8th) day following the day on which Employee signs and dates it (the "Effective Date"). At any time prior to the Effective Date, Employee may revoke the Agreement by providing Employer written notice of revocation.

         22. No Duty to Mitigate. Employer agrees that Employee shall have no duty to mitigate the amount of any benefits received under this Agreement by seeking other employment or otherwise. The amount of any such benefits shall not be reduced by any compensation earned by Employee as a result of employment by another employer after the Separation Date.

         23.      Miscellaneous.

                  (a) The parties agree that this Agreement shall be construed in accordance with the laws of the State of Michigan.

                  (b) This Agreement may not be amended except in writing, signed by all parties.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, executors, administrators and heirs.

                  (d) Any notices required by this Agreement shall be in writing and delivered by hand or sent by certified mail, return receipt requested:



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
               to the Employee at:         6941 Pinehurst Lane, N.E.
                                           Rockford, MI 49341

               To the Employer at:         2185 Three Mile Road, N.W.
                                           Grand Rapids, MI  49544-1451

                                           Attention:  Chief Financial Officer


or to such other address as a party shall specify by written notice to the other.

         24. Acknowledgment. Employee acknowledges that he has carefully read and fully understands all of the provisions of this Agreement and acknowledges that he has knowingly and voluntarily executed this Agreement of his own free will and volition, without any pressure or duress from Employer or any other party, and was not under the influence of any medication which would impair his ability to make a rational, informed decision regarding the execution of this Agreement.

                                              Bank West Financial Corporation,
                                              a  Michigan corporation


Dated:  February 24, 1999                     By: /s/ George A. Jackoboice
                                                  ------------------------
                                                  George A. Jackoboice
                                                         Its: Chairman

                                              Bank West,
                                              a  Michigan savings bank


Dated:  February 24, 1999                     By: /s/ George A. Jackoboice
                                                  ------------------------
                                                  George A. Jackoboice
                                                         Its: Chairman


Dated:  March 4, 1999                         /s/ Paul W. Sydloski
                                              --------------------
                                              Paul W. Sydloski



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